SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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THE GATEWAY TRUST

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TO:	FINANCIAL PROFESSIONALS
FROM:	WALTER G. SALL
DATE:	DECEMBER 6, 2007
SUBJECT:	MONTH OF NOVEMBER — THE GATEWAY FUND ONCE AGAIN REDUCES THE IMPACT OF A SEVERE EQUITY MARKET DECLINE

•	ON THE DEFENSIVE, THE GATEWAY FUND DECLINES 1.72% IN NOVEMBER AS HIGHER OPTION CASH FLOW CUSHIONS THE S&P 500 INDEX’S DECLINE

•	THE S&P 500 INDEX SLIDES 4.18% AS DETERIORATING CREDIT MARKET CONDITIONS AND SLOWING CORPORATE EARNINGS REDUCE INVESTORS’ APPETITES FOR STOCKS

•	THE LEHMAN BROTHERS U. S. INTERMEDIATE GOVERNMENT/CREDIT BOND INDEX RETURNS 1.90% IN NOVEMBER AS INVESTORS FLEE TO QUALITY

•	GATEWAY FUND DISTRIBUTES PROXY MATERIAL FOR PENDING FUND REORGANIZATION

•	VISIT THE GATEWAY FUND WEBSITE AT www.gatewayfund.com

	MONTH OF NOVEMBER	YEAR-TO-DATE AS OF NOVEMBER 30, 2007
GATEWAY FUND	-1.72%	7.39%
Lehman Brothers U. S. Intermediate Government/Credit Bond Index	1.90%	7.11%
S&P 500 Index	-4.18%	6.23%

MONTH OF NOVEMBER 2007

The combination of failures in the subprime mortgage markets and record-high oil prices unnerved stock investors and contributed to higher volatility and falling equity prices during the month. Elevated levels of volatility and commensurately higher cash flow available from option activity helped to mitigate sharp stock price declines. The Gateway Fund declined by 1.72% during the month of November.

•

From the all-time high set on October 9, 2007, the total return of the S&P 500 Index was -9.87% by November 26. During the same period, the Gateway Fund declined by a much lower 2.80%. A four-day rally at month-end, in anticipation of further interest rate cuts by the Federal Open Market Committee (the “FOMC”), left the S&P 500 Index down 4.18% for November.

•

Investors seeking relief from equities tended to favor the highest-quality sectors of the bond market including U. S. Treasury issues. As a result, the Lehman Brothers U. S. Intermediate Government/Credit Bond Index advanced by 1.90%. Bond returns were aided by the expectation of further interest rate cuts by the FOMC.

•

As of November 30, 2007, the Fund’s diversified portfolio was fully hedged with index call options at an average strike price between 1.5% in-the-money and 1.5% out-of-the-money. The Fund owned index put options on 100% of the notional value of the portfolio, with average strike prices between 7.5% and 10.0% out-of-the-money. The Chicago Board Options Exchange Volatility Index (the “VIX”) was 22.87 on November 30, up from 18.53 on October 31.

Rookwood Tower 3805 Edwards Road, Suite 600 Cincinnati, Ohio 45209 513.719.1100 ♦ Fax 513.719.1199	303 International Circle, Suite 315 Hunt Valley, Maryland 21031 513.719.1100 ♦ 410.785.4033 Fax 410.785.0441

SUBJECT:	MONTH OF NOVEMBER — THE GATEWAY FUND ONCE AGAIN REDUCES THE IMPACT OF A SEVERE EQUITY MARKET DECLINE
DATE:	DECEMBER 6, 2007
PAGE:	TWO

YEAR-TO-DATE AS OF NOVEMBER 30, 2007

Investors’ fears that prevailed from time to time in 2007, e.g., liquidity shortages, high oil prices, reduced consumer spending, etc., reemerged in November. Market uncertainties seemed to steadily increase as 2007 progressed, resulting in improved cash flow available from hedging transactions in the Gateway Fund’s portfolio. For the eleven-month period ended November 30, 2007, the Fund delivered a total return of 7.39%, inclusive of the reinvestment of dividends.

•

As the year unfolded, stock investors became increasingly focused on the negative effects of high oil prices and reduced credit availability on consumers, raising concerns about their impact on consumer stocks. The cascading revelations of mortgage market impairment on key financial institutions have inhibited enthusiasm for stocks and curtailed the total return of the S&P 500 Index to 6.23% for the eleven-month period ended November 30, 2007.

•

Interest rates associated with higher-quality bond indexes peaked near the end of June. Although yields on the riskier segments of the bond market increased, yields on treasuries and high-grade corporates declined, as credit spreads have widened. The declining rates have propelled the Lehman Brothers U. S. Intermediate Government/Credit Bond Index to a return of 7.11% for the year-to-date as of November 30, 2007, well above the levels of the last five years.

MOVING FORWARD

The recent market movement in November saw the S&P 500 Index approach its August lows. The increase in volatility serves as a reminder that equity investing, while historically profitable in the long term, may entail significant short- and sometimes intermediate-term risk. Today, those risks are reflected in concerns regarding the viability of financially engineered investment vehicles created to support credit markets and a slowdown in earnings for several important sectors of the U. S. equity market. Now, more than in the last several years, the necessity of remaining vigilant to downside risk is evident. To that end, the Gateway Fund’s hedged equity strategy takes position front and center in investors’ portfolios.

GATEWAY FUND ESTIMATED 2007 DISTRIBUTIONS

As the end of 2007 approaches, estimated income dividend and capital gain information for the Fund is posted on the Fund’s website (www.gatewayfund.com) on the “What’s New” page. Distribution information is also available by calling 800.354.6339 and selecting option 5.

As of December 6, 2007, the Gateway Fund anticipates net investment income sufficient to support a year-end ordinary income dividend estimated at $0.12 per share. No year-end capital gain distribution is currently anticipated. It is important to realize that these are estimated figures and the amounts can change substantially up until the last day of the year.

GATEWAY FUND REORGANIZATION

The Gateway Fund has begun distributing proxy materials describing the pending reorganization of the Gateway Fund. The proxy material provides details about the proposed transaction, including the details of the restructuring and how it affects shareholders.

Rookwood Tower 3805 Edwards Road, Suite 600 Cincinnati, Ohio 45209 513.719.1100 ♦ Fax 513.719.1199	303 International Circle, Suite 315 Hunt Valley, Maryland 21031 513.719.1100 ♦ 410.785.4033 Fax 410.785.0441

SUBJECT:	MONTH OF NOVEMBER — THE GATEWAY FUND ONCE AGAIN REDUCES THE IMPACT OF A SEVERE EQUITY MARKET DECLINE
DATE:	DECEMBER 6, 2007
PAGE:	THREE

MONTHLY PERFORMANCE

2007

	Gateway Fund	Lehman Bros. U. S. Intermediate Government /Credit Bond Index	S&P 500 Index
January	1.44%	0.04%	1.51%
February	-0.22%	1.38%	-1.96%
March	1.21%	0.17%	1.12%
April	1.34%	0.48%	4.43%
May	1.25%	-0.64%	3.49%
June	0.53%	0.02%	-1.66%
July	-1.06%	0.95%	-3.10%
August	1.64%	1.21%	1.50%
September	1.55%	0.69%	3.74%
October	1.25%	0.73%	1.59%
November	-1.72%	1.90%	-4.18%

RISK/RETURN COMPARISON

January 1, 1988 — November 30, 2007

	Gateway Fund	Lehman Bros. U.S. Intermediate Government/Credit Bond Index	S&P 500 Index
Return *	9.04%	7.06%	11.88%
Risk **	5.84%	3.24%	13.54%

*	average annual total return

**	annualized standard deviation of monthly total returns

Rookwood Tower 3805 Edwards Road, Suite 600 Cincinnati, Ohio 45209 513.719.1100 ♦ Fax 513.719.1199	303 International Circle, Suite 315 Hunt Valley, Maryland 21031 513.719.1100 ♦ 410.785.4033 Fax 410.785.0441

SUBJECT:	MONTH OF NOVEMBER — THE GATEWAY FUND ONCE AGAIN REDUCES THE IMPACT OF A SEVERE EQUITY MARKET DECLINE
DATE:	DECEMBER 6, 2007
PAGE:	FOUR

AVERAGE ANNUAL TOTAL RETURNS

as of November 30, 2007

	Gateway Fund	Lehman Bros. U. S. Intermediate Government/Credit Bond Index	S&P 500 Index
One Year	7.82%	6.68%	7.72%
Three Years	7.67%	4.47%	10.09%
Five Years	7.71%	4.46%	11.61%
Ten Years	6.41%	5.82%	6.16%
Since 1/1/88	9.04%	7.06%	11.88%

Maximum Sales Charge	0.00%
Expense Ratio *	0.95%

*	As of December 31, 2006 per the current prospectus dated May 1, 2007.

AVERAGE ANNUAL TOTAL RETURNS

as of September 30, 2007

Gateway Fund

One Year	10.54%
Three Years	8.86%
Five Years	10.22%
Ten Years	6.65%
Since 1/1/88	9.14%

Past performance is no guarantee of future results. Performance data represents past performance and assumes the reinvestment of distributions, but does not reflect the deduction of taxes paid on distributions or on the redemption of your shares. Your investment return and principal value of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than the original cost. At times the Gateway Fund may not own any put options, resulting in increased exposure to a market decline. Gateway Fund returns are net of fees and expenses. An investor may be subject to additional fees and charges if the Fund is sold through intermediaries.

Rookwood Tower 3805 Edwards Road, Suite 600 Cincinnati, Ohio 45209 513.719.1100 ♦ Fax 513.719.1199	303 International Circle, Suite 315 Hunt Valley, Maryland 21031 513.719.1100 ♦ 410.785.4033 Fax 410.785.0441

SUBJECT:	MONTH OF NOVEMBER — THE GATEWAY FUND ONCE AGAIN REDUCES THE IMPACT OF A SEVERE EQUITY MARKET DECLINE
DATE:	DECEMBER 6, 2007
PAGE:	FIVE

Gateway advises an investor to consider the investment objectives, risks, charges and expenses of the Gateway Fund carefully before investing. The Gateway Fund prospectus contains this and other information regarding the Fund. Please call 800.354.6339 to obtain a prospectus or one is available on-line at www.gatewayfund.com. The prospectus should be read carefully before you invest or send money.

Current performance may be lower or higher than the performance data quoted. Gateway Fund performance data that is current to the most recent month-end is available by calling 800.354.6339 or by accessing our website at www.gatewayfund.com.

The S&P 500 Index is a widely recognized measure of performance for the U. S. stock market. The S&P 500 Index figures represent the prices of a capitalization-weighted index of 500 common stocks and assume reinvestment of all dividends paid on the stocks in the index.

The Lehman Brothers U. S. Intermediate Government/Credit Bond Index is the intermediate component of the Lehman Brothers U. S. Government/Credit Index and is a widely recognized index which features a blend of U. S. Treasury, government-sponsored (U. S. Agency and supranational), mortgage and corporate securities limited to a maturity of no more than ten years.

Data Source: Gateway Investment Advisers, L.P., Lehman Brothers Inc. and Bloomberg L.P.

Rookwood Tower 3805 Edwards Road, Suite 600 Cincinnati, Ohio 45209 513.719.1100 ♦ Fax 513.719.1199	303 International Circle, Suite 315 Hunt Valley, Maryland 21031 513.719.1100 ♦ 410.785.4033 Fax 410.785.0441